Exhibit 99.1

DeVry Inc. Announces Third-Quarter 2011 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--April 26, 2011--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported results for its fiscal 2011 third-quarter and nine-month period ended March 31, 2011. DeVry’s performance was driven by its unwavering focus on academic quality and continued solid execution of its growth and diversification strategy.

Significant academic quality and student services accomplishments this quarter:

  Implemented a partnership with CareerBuilder to provide graduates of DeVry University’s Keller Graduate School of Management with career services
  Received AVMA accreditation at Ross University School of Veterinary Medicine
  Appointed Joseph Flaherty, MD, as dean of Ross University School of Medicine

Financial Results for the Three Months Ended March 31, 2011:

  Revenues increased 12 percent to $562.7 million
  Net income increased 14 percent to $92.9 million
  Diluted earnings per share increased 18 percent to $1.32

Financial Results for the Nine Months Ended March 31, 2011:

  Revenues rose 16 percent to $1,635.6 million
  Net income increased 22 percent to $255.2 million
  Diluted earnings per share increased 25 percent to $3.60

“Our diversification strategy and focus on enhancing academic quality to support long term growth continue to serve us well,” said Daniel Hamburger, DeVry’s president and chief executive officer. “Total enrollment growth across our family of degree-granting schools was 7.6 percent in the spring. While Carrington and DeVry University undergraduate new student enrollments experienced softness during this period, strong growth within Chamberlain, Keller and DeVry Brasil helped to offset the weakness. This demonstrates the value of our diversification strategy and allows DeVry to continue to make investments in the quality of its academic programs and services.”

Business Highlights

Business, Technology, and Management Segment

DeVry University

DeVry University reported new undergraduate enrollment of 14,981, a 15.4 percent decline compared with 17,715 last year. Total student enrollment increased 5.9 percent to 70,863 students, compared with 66,909 in spring 2010.

For the January 2011 session, graduate coursetakers enrolled in master’s degree programs at DeVry University and its Keller Graduate School of Management rose to 24,784, an increase of 9.3 percent over January 2010. For the March 2011 session, the number of graduate coursetakers was 24,406, an increase of 9.2 percent over prior year.

The total number of online undergraduate and graduate coursetakers in the March 2011 session increased 15.7 percent to 78,366 versus 67,744 in the same session a year ago.

To underscore its commitment to becoming the leading career university, during the quarter DeVry University implemented a new partnership with CareerBuilder, which will provide its Keller graduates with career services, including access to a personal career coach.

Medical and Healthcare Segment

Ross University

In the January 2011 term, new students decreased 8.2 percent to 642, compared to 699 students last year. Total students increased 3.0 percent to 4,810 compared to 4,669 students in the same term last year.

In addition to its accreditation from the St. Christopher & Nevis Accreditation Board, Ross University School of Veterinary Medicine received an additional accreditation by the American Veterinary Medical Association (AVMA) during the quarter. This milestone achievement is representative of the quality of the school’s program. Further, it allows graduates to sit for licensure to practice veterinary medicine in the United States or Canada without first completing a special foreign graduate examination.

Ross University School of Medicine announced the appointment of Joseph Flaherty, MD, as dean effective May 7. Dr. Flaherty previously served as the dean of the University of Illinois College of Medicine, the largest medical school in the United States, for the past 6 years. In addition the medical school opened a new academic center housing simulation rooms, faculty offices and an auditorium.

Chamberlain College of Nursing

Chamberlain's new student enrollment in spring 2011 increased 31.5 percent to 2,852 students, compared to 2,168 in spring 2010. Total student enrollment rose 47.9 percent to 9,897 students compared with 6,691 during the same period last year.

Chamberlain recently announced the launch of its Master of Science in Nursing (MSN) Informatics Specialty Track, which is designed to prepare students to utilize Electronic Health Records technology. Pending approvals, it will also launch a Doctorate in Nursing Practice degree program in fiscal 2012 to meet the need for more advanced practice nurses.

Carrington Colleges Group

New student enrollment at Carrington decreased 22.7 percent to 3,261 compared with 4,218 in spring 2010. Total enrollment decreased 15.0 percent to a 10,206 students, compared with 12,009 for the same period last year. Carrington continues to execute on a performance plan, which includes increasing its marketing effectiveness, adding new locations and enhancing academic quality.

In March, George Montgomery announced he will retire as president of Carrington Colleges later this year. He will be succeeded by Robert Paul, who currently serves as vice president of metro operations at DeVry University.

Professional Education Segment

Becker Professional Education

Becker continues to execute its long-term growth strategy by making investments in its courses, faculty and technology to build upon its industry leadership position. Continued improvement in the underlying demand for its CPA product had a positive effect on the segment during the quarter.

Other Educational Services Segment

DeVry Brasil

For the March 2011 term, new students increased 41.0 percent to 3,833, compared with 2,718 students last year driven by implementation of new marketing, admissions and administrative initiatives. Total students increased 16.1 percent to 13,688 compared with 11,789 students in the same term last year. The implementation of CASA, DeVry Brasil’s version of DeVry University’s Student Central, was completed across all of DeVry Brasil’s schools. An expansion of facilities at Ruy Barbosa is currently underway to accommodate the school’s growing enrollment and program expansion.

Balance Sheet/Cash Flow

For the first nine months of fiscal 2011, DeVry generated $485.2 million of operating cash flow. As of March 31, 2011, cash, marketable securities and investment balances totaled $599.1 million and there were no outstanding borrowings.

Share Repurchase Plan

During the quarter, a total of 570,600 shares were repurchased under the company’s fifth repurchase program for approximately $29.0 million, at an average cost of $50.82 per share.

Conference Call and Webcast Information

DeVry will host a conference call on April 26, 2011, at 3:30 p.m. Central Daylight Time (4:30 p.m. Eastern Daylight Time) to discuss its fiscal 2011 third-quarter results. The conference call will be led by Daniel Hamburger, president and chief executive officer, and Rick Gunst, chief financial officer.

For those wishing to participate by telephone, dial (800) 299-0148 (domestic) or (617) 801-9711 (international). Use passcode 89155394 or say “DeVry Call.” DeVry will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's website at http://phx.corporate-ir.net/phoenix.zhtml?c=93880&p=irol-irhome. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until May 10, 2011. To access the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international), passcode: 22513080. To access the webcast replay, please visit DeVry’s website at www.devryinc.com.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, and Ross University Schools of Medicine and Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare and technology. DeVry’s institutions serve students in secondary through postsecondary education and professionals in accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2010 and filed with the Securities and Exchange Commission on August 25, 2010.

Selected Operating Data (in thousands, except per share data)

	Third Quarter
	FY 2011	FY 2010	Change
Revenues	$562,730	$504,385	+11.6%
Net Income	$92,900	$81,152	+14.5%
Earnings per Share (diluted)	$1.32	$1.12	+17.9%
Number of common shares (diluted)	70,272	72,387	(2.9)%
	Nine Months
	FY 2011	FY 2010	Change
Revenues	$1,635,621	$1,408,507	+16.1%
Net Income	$255,207	$208,333	+22.5%
Earnings per Share (diluted)	$3.60	$2.88	+25.0%
Number of common shares (diluted)	70,886	72,271	(1.9)%

Spring 2011 Enrollment Results

	2011	2010	Change

Total DeVry Inc. Student Enrollments[1]	129,802	120,686	+7.6%

DeVry University
Undergraduate(2)
New students	14,981	17,715	(15.4)%
Total students	70,863	66,909	+5.9%

Graduate coursetakers(2)(3)
January	24,784	22,679	+9.3%
March	24,406	22,343	+9.2%

Online coursetakers(3)(4) - March	78,366	67,744	+15.7%

Chamberlain College of Nursing – March(2)
New students	2,852	2,168	+31.5%
Total students	9,897	6,691	+47.9%

Ross University – January
New students	642	699	(8.2)%
Total students	4,810	4,669	+3.0%

Carrington Colleges - March
New students	3,261	4,218	(22.7)%
Total students	10,206	12,009	(15.0)%

DeVry Brasil - March
New students	3,833	2,718	+41.0%
Total students	13,688	11,789	+16.1%

1 Total enrollment at DeVry’s degree-granting institutions (excludes Advanced Academics and Becker Professional Education)

2 Includes both onsite and online students

3 The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.

4 Includes all degree levels at DeVry University

Chart 1: Remaining DeVry Inc. Calendar 2011 Announcements & Events

Aug. 11, 2011	Fiscal 2011 Year-End Results and Summer Enrollment
DeVry University Chamberlain College of Nursing Ross University Carrington Colleges Group

Oct. 25, 2011	Fiscal 2012 First Quarter Results and Enrollment
DeVry University (graduate only) Ross University DeVry Brasil

Dec. 6, 2011	Most recent enrollment results; press release, no conference call
DeVry University Chamberlain College of Nursing Carrington Colleges Group

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2011	2010	2010

ASSETS

Current Assets

Cash and Cash Equivalents	$596,515	$307,702	$439,897
Marketable Securities and Investments	2,556	15,666	61,781
Restricted Cash	7,378	2,102	55,869
Accounts Receivable, Net	223,953	119,210	155,902
Deferred Income Taxes, Net	26,290	22,340	22,489
Prepaid Expenses and Other	31,030	32,627	32,645

Total Current Assets	887,722	499,647	768,583

Land, Buildings and Equipment

Land	54,274	53,914	53,965
Buildings	302,843	283,044	283,367
Equipment	361,837	346,979	385,703
Construction In Progress	73,713	38,188	8,958

	792,667	722,125	731,993

Accumulated Depreciation and Amortization	(354,711)	(333,988)	(359,981)

Land, Buildings and Equipment, Net	437,956	388,137	372,012

Other Assets

Intangible Assets, Net	191,870	194,195	196,003
Goodwill	517,822	514,864	515,052
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	21,607	17,533	15,127

Total Other Assets	744,749	740,042	739,632

TOTAL ASSETS	$2,070,427	$1,627,826	$1,880,227

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2011	2010	2010

LIABILITIES

Current Liabilities

Current Portion of Debt	$-	$-	$44,757
Accounts Payable	63,741	90,364	89,152
Accrued Salaries, Wages and Benefits	69,410	92,368	69,552
Accrued Expenses	45,338	53,565	55,019
Advance Tuition Payments	22,435	20,930	24,170
Deferred Tuition Revenue	398,452	86,627	366,113

Total Current Liabilities	599,376	343,854	648,763

Non-Current Liabilities

Deferred Income Taxes, Net	63,874	43,368	48,281
Deferred Rent and Other	62,130	56,216	51,059

Total Non-current Liabilities	126,004	99,584	99,340

TOTAL LIABILITIES	725,380	443,438	748,103

NON-CONTROLLING INTEREST	6,466	5,007	4,518

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
68,966,000, 71,030,000 and 71,231,000 Shares issued
and outstanding at March 31, 2011, June 30, 2010
and March 31, 2010, respectively.	736	734	733
Additional Paid-in Capital	238,813	224,209	217,805
Retained Earnings	1,300,862	1,055,591	991,295
Accumulated Other Comprehensive Income	13,662	9,896	9,995
Treasury Stock, at Cost (4,638,000, 2,394,000 and 2,077,000
Shares, Respectively)	(215,492)	(111,049)	(92,222)

TOTAL SHAREHOLDERS' EQUITY	1,338,581	1,179,381	1,127,606

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,070,427	$1,627,826	$1,880,227

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Nine Months
	Ended March 31,		Ended March 31,

	2011	2010	2011	2010

REVENUES:
Tuition	$521,484	$468,143	$1,528,003	$1,318,491
Other Educational	41,246	36,242	107,618	90,016

Total Revenues	562,730	504,385	1,635,621	1,408,507

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	232,914	214,300	690,912	610,748
Student Services and Administrative Expense	192,589	168,065	560,114	487,425

Total Operating Costs and Expenses	425,503	382,365	1,251,026	1,098,173

Operating Income	137,227	122,020	384,595	310,334

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	435	476	1,239	1,550
Interest Expense	(348)	(336)	(841)	(1,253)
Net Investment Gain	-	81	-	1,225

Net Interest and Other Income (Expense)	87	221	398	1,522

Income Before Income Taxes	137,314	122,241	384,993	311,856

Income Tax Provision	44,405	41,321	129,851	103,775

NET INCOME	92,909	80,920	255,142	208,081

Net (Income) Loss Attributable to Noncontrolling Interest	(9)	232	65	252

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$92,900	$81,152	$255,207	$208,333

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$1.34	$1.14	$3.64	$2.92
Diluted	$1.32	$1.12	$3.60	$2.88

Cash Dividend Declared per Common Share	$-	$-	$0.12	$0.10

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Nine Months
	Ended March 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$255,142	$208,081
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	11,192	7,901
Depreciation	43,289	38,381
Amortization	4,589	9,328
Provision for Refunds and Uncollectible Accounts	73,534	71,094
Deferred Income Taxes	16,220	(4,807)
Loss on Disposals of Land, Buildings and Equipment	262	398
Unrealized Net Gain on Investments	-	(1,225)
Changes in Assets and Liabilities, Net of Effects from
Acquisitions of Businesses:
Restricted Cash	(5,276)	(50,516)
Accounts Receivable	(177,807)	(122,113)
Prepaid Expenses And Other	(6,225)	2,834
Accounts Payable	(26,631)	17,560
Accrued Salaries, Wages, Expenses and Benefits	(16,267)	16,558
Advance Tuition Payments	1,384	(3,595)
Deferred Tuition Revenue	311,825	291,449

NET CASH PROVIDED BY OPERATING ACTIVITIES	485,231	481,328

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(91,299)	(101,599)
Marketable Securities Purchased	(91)	(47)
Marketable Securities Sales	13,495	-
Other	(627)	(700)

NET CASH USED IN INVESTING ACTIVITIES	(78,522)	(102,346)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	3,081	9,632
Proceeds from Stock issued Under Employee Stock Purchase Plan	1,033	756
Repurchase of Common Stock for Treasury	(104,746)	(22,671)
Cash Dividends Paid	(15,529)	(12,839)
Excess Tax Benefit from Stock-Based Payments	561	2,728
Borrowings Under Revolving Credit Facility	-	70,000
Repayments Under Revolving Credit Facility	-	(150,000)
Borrowings Under Collateralized Line of Credit	-	242
Repayments Under Collateralized Line of Credit	-	(296)

NET CASH USED IN FINANCING ACTIVITIES	(115,600)	(102,448)

Effects of Exchange Rate Differences	(2,296)	(1,839)

NET INCREASE IN CASH AND CASH EQUIVALENTS	288,813	274,695

Cash and Cash Equivalents at Beginning of Period	307,702	165,202

Cash and Cash Equivalents at End of Period	$596,515	$439,897

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2011	2010	(Decrease)	2011	2010	(Decrease)
REVENUES:
Business, Technology and Management	$378,698	$334,603	13.2%	$1,102,359	$931,365	18.4%
Medical and Healthcare	142,544	132,640	7.5%	421,347	375,572	12.2%
Professional Education	24,529	22,828	7.5%	65,767	58,823	11.8%
Other Educational Services	16,959	14,314	18.5%	46,148	42,747	8.0%

Total Consolidated Revenues	562,730	504,385	11.6%	1,635,621	1,408,507	16.1%

OPERATING INCOME:
Business, Technology and Management	99,351	85,751	15.9%	283,342	219,964	28.8%
Medical and Healthcare	29,289	30,951	(5.4%)	88,415	89,249	(0.9%)
Professional Education	9,150	8,147	12.3%	22,119	17,840	24.0%
Other Educational Services	1,113	(1,414)	NM	(6,261)	(7,231)	13.4%
Reconciling Items:
Amortization Expense	(1,497)	(1,618)	(7.5%)	(4,449)	(9,189)	(51.6%)
Depreciation and Other	(179)	203	NM	1,429	(299)	NM

Total Consolidated Operating Income	137,227	122,020	12.5%	384,595	310,334	23.9%

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	435	476	(8.6%)	1,239	1,550	(20.1%)
Interest Expense	(348)	(336)	3.6%	(841)	(1,253)	(32.9%)
Net Investment Gain	-	81	NM	-	1,225	NM

Net Interest and Other Income (Expense)	87	221	(60.6%)	398	1,522	(73.9%)

Total Consolidated Income before Income Taxes	$137,314	$122,241	12.3%	$384,993	$311,856	23.5%

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates, (630) 353-3800
jbates@devry.com
or
Media Contact:
Larry Larsen, (312) 895-4717
llarsen@sardverb.com